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                                                                     Exhibit 10f

                                                                      As amended
                                                                January 14, 1998

                          INCENTIVE COMPENSATION PLAN
                                       OF
                         J.P. MORGAN & CO. INCORPORATED
                            AND AFFILIATED COMPANIES

                              -------------------

                                   SECTION 1.

                                Purpose of Plan

          The purpose of the Plan is to promote the success of J.P. Morgan & Co. Incorporated and certain affiliated companies by providing additional compensation for services rendered during any Year by certain employees who have made important contributions during such Year.


                                   SECTION 2.

                                  Definitions

          The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

          2.1. "Adjustment Rate" for any Year shall mean 6% per annum or such other rate as the Committee may from time to time determine.

          2.2. "Annual Interest Rate" for any period shall mean the interest rate per annum for such period as determined by the Committee from time to time; provided, however, that the Committee shall not fix an interest rate which is higher than the most recent U.S. Government bond rate (based on a yield for a 30-year constant maturity) published by the Board of Governors of the Federal Reserve System.

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          2.3.  "Award Value" as used herein with reference to a Deferred Award shall mean the dollar amount of such award, and as used herein with reference to the value for award purposes of a share of Common Stock of the Company to be represented by a Deferred Award of JPM Share Credits shall mean the value arrived at pursuant to Section 8.1.

          2.4. "Board of Directors" shall mean the Board of Directors of the Company.

          2.5. "Committee" shall mean the Committee established to administer the Plan in accordance with Section 3.1 provided, however, that with respect to determinations to be made under the Plan with respect to employees who are members of the Board of Directors, Committee shall mean all members of the Board of Directors who are not employees of the Company or any other Participating Company and who are "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act and are outside directors under Section 162(m)(4)(C) of the Internal Revenue Code.

          2.6. "Common Stock" shall mean common stock, par value $2.50, of the Company.

          2.7. "Company" shall mean J.P. Morgan & Co. Incorporated or any successor to it in ownership of all or substantially all of its assets.

          2.8. "Deferred Award" shall mean an award under the Plan which the Employee to whom the award is made shall have elected to defer in accordance with Section 5.2.

          2.9. "Deferred Award of JPM Share Credits" shall mean a Deferred Award recorded in the form of Share Credits pursuant to Section 5.5.

          2.10. "Deferred Cash Award" shall mean a Deferred Award described in
     Section 5.3.

          2.11. "Deferred Income Benefit Award" shall mean a Deferred Award payable in installments pursuant to Section 5.6.

          2.12. "Deferred Investment Account Award" shall mean a Deferred Award described in Section 5.4.

          2.13. "Employee" shall mean (i) any junior or senior executive employed

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     by one or more Participating Companies and (ii) except for purposes of
     Sections 4 and 5.2, any person who has been granted a Deferred Award.

          2.14. "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended from time to time.

          2.15. "Final Balance" as used herein in the case of an Employee who shall have been granted one or more Deferred Awards shall mean the amount in such Employee's Deferred Award account at his Valuation Date (other than amounts attributable to Deferred Income Benefit Awards).

          2.16. "Final Income Benefit Balance" as used herein in the case of an Employee who shall have been granted one or more Deferred Income Benefit Awards shall mean the aggregate amount in such Employee's Deferred Income Benefit Award account, determined pursuant to Section 6.4, at his Valuation Date.

          2.17. "Immediate Award" shall mean an award under the Plan receivable pursuant to Section 5.1.

          2.18. "Investment Account Award Credit" shall mean the unit used to record the value of a Deferred Investment Account Award under Section 5.4.

          2.19. "Participating Company" shall mean the Company, the Trust Company, and any subsidiary or other affiliated entity (whether or not incorporated).

          2.20. "Plan" shall mean the Incentive Compensation Plan as amended from time to time.

          2.21. "Share Credit" shall mean the unit used to record the value of a Deferred Award of JPM Share Credits under Section 5.5 and shall be equivalent to one share of Common Stock of the Company.

          2.22. "Special Employee" shall mean an employee on whose life no life insurance policy has been purchased by the Company in respect of a Deferred Income Benefit Award for a particular award Year.

          2.23. "Trust Company" shall mean Morgan Guaranty Trust Company of New York or any successor to it in ownership of all or substantially all of its


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     assets.

          2.24. "Valuation Date" shall mean as to each Employee the first business day of the Year following the Year in which the Employee's employment terminates.

          2.25. "Year" shall mean a calendar year.


                                   SECTION 3.

                           Administration of the Plan

          3.1. The Committee. (a) The Plan shall be administered by a Committee consisting of at least three persons chosen by the Board of Directors from among those members of the Board of Directors not eligible to participate in the Plan. With respect to determinations made under the Plan with respect to employees who are subject to the reporting requirements of Section 16 of the Exchange Act but are not members of the Board of Directors, the Committee shall be composed of at least three members of the Board of Directors each of whom is a Non-Employee Director within the meaning Rule 16b-3 of the Exchange Act. The Committee may consult with management but shall have the responsibility of determining the Employees who are to receive awards under the Plan and as to the amount of such awards and shall otherwise be responsible for the administration of the Plan.

          (b) The Committee also shall:

          (i) make appropriate adjustments in the number of unpaid awards represented by Deferred Awards of JPM Share Credits and by dividend equivalents to reflect any of the events specified in Section 5.5(d);

          (ii) determine in accordance with the provisions of the Plan the Award Value of Common Stock of the Company;

          (iii) determine for each Year the amounts of Deferred Income Benefit Award benefits to be credited to the Deferred Income Benefit Award accounts of Participants receiving Deferred Income Benefit Awards for such Year corresponding to the dollar amounts of any Deferred Income Benefit Awards for such Year;

          (iv) determine the Adjustment Rate as provided in Section 2.1;

          (v) construe and interpret the Plan and adopt rules and regulations


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     governing administration of the Plan;

          (vi) delegate to senior officers of the Company or the Trust Company such authority to act for the Committee as the Committee shall specify; and

          (vii) exercise the remaining duties and powers conferred on it by the Plan.


                                   SECTION 4.

                             Awards under the Plan

          4.1. Grant of Awards under the Plan. The Committee shall determine those Employees, if any, who are to be granted awards under the Plan with respect to a Year and the dollar amount of such awards as soon as practicable after the close of such Year or at such earlier time as the Committee shall determine. Deferred Awards shall be granted under the Plan for any Year only to those Employees who shall have elected to receive a Deferred Award for such Year pursuant to Section 5.2. All Deferred Awards granted under the Plan shall be in the form of Deferred Cash Awards, Deferred Investment Account Awards, Deferred Awards of JPM Share Credits, or Deferred Income Benefit Awards or a combination thereof.


                                   SECTION 5.

                    Elections as to Method and Time or Times
                        of Payment or Delivery of Awards

          5.1. Immediate Awards. Except to the extent that Deferred Awards are elected pursuant to Section 5.2, awards under the Plan for any Year shall be distributed as promptly as practicable after the granting of such awards pursuant to Section 4.1.

          Any distribution of an Immediate Award shall be in the form of such property as the Committee may in its discretion determine, which may include, but not be limited to, cash or shares of common or preferred stock of the Company. Any reference in the Plan to the amount of any such award shall be read as defining the quantum of the distribution and as a reference to the value of the property distributed, as determined by the Committee. The entitlement of Employees to receive a distribution under the Plan shall be to such property as the Committee may in its discretion determine on or before the date on which such distribution is made.

          5.2. Deferral Elections for Deferred Awards. (a) Subject to the



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provisions of Section 5.2(b), an Employee shall be eligible to receive a
Deferred Award for any Year only if he is an Employee on the first day of the following Year, if he shall have elected to receive a Deferred Award for such Year in the manner provided in this Section 5.2 and only if either he shall have received an award under this Plan or the Additional Compensation Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies for any preceding Year or, if he has not received any such award, he is designated by the Committee to be eligible to receive a Deferred Award for such Year. Deferral Elections for a Year shall be made at such time and in such manner as the Committee shall prescribe. In the event that no additional compensation award is granted to such Employee for the Year in which such election is made, such election shall become null and void. Any elections to defer all or a portion of any additional compensation award which may be granted to an Employee for any Year shall specify the part of such deferred amount to be in the form of a Deferred Cash Award, a Deferred Investment Account Award, a Deferred Award of JPM Share Credits and a Deferred Income Benefit Award. Failure of an eligible Employee to elect to receive a Deferred Award for any Year shall be deemed to constitute an election by such Employee to receive an Immediate Cash Award in accordance with
Section 5.1.

          (b) The Committee shall have the right to limit or reject all or any part of a deferral election if the Committee in its sole discretion shall determine at any time prior to the date of the granting of such awards pursuant to Section 4.1 that deferral in the form elected has become inadvisable because of changes in the Federal tax laws or for any other reason and in such event all amounts subject to such election shall be distributed in the manner provided in Section 5.1 unless an alternative form of deferral has also been elected by the Employee and such election is accepted by the Committee. If the Committee permits an Employee to elect to defer an award to a date prior to termination of employment, all applicable references in the Plan to termination of employment shall be deemed to refer to such date.

          5.3. Deferred Cash Awards. (a) Subject to the provisions of Section 7, an Employee who has been granted one or more Deferred Cash Awards shall be entitled to receive as soon as practicable after his Valuation Date (but in no event later than the February 1 following such Valuation Date) that part of his Final Balance attributable to all Deferred Cash Awards.

          (b) There shall be credited to the Deferred Cash Award account of each Employee who has been granted one or more Deferred Cash Awards as of the close of each Year following the Year for which each such award is made an interest equivalent on the undistributed portion of such Deferred Cash Account (including any interest equivalents theretofore credited to such account) computed from the date of the last such credit at the Annual Interest Rate for such period. In the event a distribution is made pursuant to Section 7.4, an interest equivalent shall be credited from the date of the last crediting hereunder to the date of such distribution.


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          5.4.  Deferred Investment Account Awards.  (a)  Subject to the
provisions of Section 7, an Employee who has been granted one or more Deferred Investment Account Awards shall be entitled to receive as soon as practicable after his Valuation Date (but in no event later than the February 1 following such Valuation Date) that part of his Final Balance attributable to all Deferred Investment Account Awards.

          (b) The Committee shall determine the number of Investment Account Award Credits with respect to any Deferred Investment Account Award made to an Employee receiving a Deferred Investment Account Award under the Plan for any Year by dividing the dollar amount of such award by the value of the unit used to represent the value of the applicable investment vehicle, the return on which such award shall reflect, at the close of trading on the first trading day of the Year immediately following the Year for which the award is granted, less any applicable administrative or management fees to the extent deemed appropriate by the Committee in its sole discretion. The value of such Investment Account Award Credits shall fluctuate in accordance with changes in the value of the applicable investment vehicle the return on which such award shall reflect, less any applicable administrative or management fees to the extent deemed appropriate by the Committee in its sole discretion.

          (c) The Committee shall, in its sole discretion, determine the number and types of investment vehicles the return on which Deferred Investment Account Awards shall reflect.

          5.5. Deferred Awards of JPM Share Credits. Unless the Committee in its sole discretion determines otherwise: (a) Subject to the provisions of
Section 7, an Employee who has been granted one or more Deferred Awards of JPM Share Credits shall be entitled to receive the amount represented by all of such awards, plus the aggregate amount represented by dividend equivalents theretofore or then to be credited to such Employee with respect thereto, to and including the date of termination of his employment, as a distribution of the entire such amount as soon as practicable after such Employee's Valuation Date (but in no event later than the February 1 following such Valuation Date).

          (b) The Committee shall determine the number of Share Credits to be represented by any Deferred Award of JPM Share Credits made to each Employee receiving a Deferred Award of JPM Share Credits under the Plan for any Year by dividing the dollar amount of that portion of his award under the Plan for such Year to be made in the form of a Deferred Award of JPM Share Credits by the Award Value of a share of Common Stock of the Company for such Year as determined in accordance with Section 8.1.

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          (c)  An Employee or former Employee who has been granted one or more
Deferred Awards of JPM Share Credits shall be credited, at the close of each Year until his Deferred Awards of JPM Share Credits shall have been distributed in full, with an amount (herein referred to as a "dividend equivalent") equal to the aggregate cash dividends to which he would have been entitled had he been the owner on the record date for each such dividend declared during such Year or portion of a Year of a number of shares of Common Stock of the Company equal to the aggregate number of Share Credits (including Share Credits representing dividend equivalents with respect to prior record dates during such Year) credited to his account as of such record date. All amounts credited as dividend equivalents in respect of any dividends the record date for which is on or prior to the Valuation Date of an Employee shall be converted as of the date on which they are so credited into Share Credits representing dividend equivalents on the same basis as the portions of awards for the same year to be made in the form of Deferred Awards of JPM Share Credits are converted into Share Credits of Common Stock of the Company pursuant to Section 5.5(b). In the event a distribution is made pursuant to Section 7.4, a dividend equivalent for the year of such distribution may be determined in such manner as is deemed appropriate in the discretion of the Committee to reflect such distribution. All amounts credited as dividend equivalents in respect of any dividends the record date for which is after the Valuation Date of an Employee shall be paid as provided in Section 7.2(b).

          (d) In the event of a subdivision or combination of shares of Common Stock of the Company, the number of Share Credits credited to each Employee who has received one or more Deferred Awards of JPM Share Credits (including Share Credits representing dividend equivalents) on the effective date of such subdivision or combination shall be proportionately subdivided or combined as the case may be. No adjustment is to be made in the account of any such Employee in connection with the issuance by the Company of any rights or options to acquire additional shares of Common Stock of the Company or securities convertible into such Common Stock. In the event of any stock dividend or reclassification of the Common Stock of the Company or any merger or consolidation to which the Company is a party, the Committee shall make appropriate adjustments in the accounts of such participants to reflect such stock dividend, reclassification, merger or consolidation.

          (e)  In making determinations and adjustments pursuant to paragraph
(b), (c) or (d) of this Section 5.5 with respect to Deferred Awards of JPM Share Credits made to an Employee, whole and fractional Share Credits shall be credited to an Employee's account. If, after calculating the number of Share Credits to be credited to an Employee's account pursuant to such paragraphs, there remains at the time of termination of his employment a balance credited to such Employee's account which is not translated into a whole Share Credit, then such balance shall be paid in cash to such Employee (or if he has died, to his estate or designated beneficiary or beneficiaries, as the case may be) with the first distribution from his account.

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          5.6. Deferred Income Benefit Awards. Unless the Committee in its sole discretion determines otherwise: (a) Subject to the provisions of Section 7 and
Section 5.6(c), an Employee who has been granted one or more Deferred Income Benefit Awards shall be entitled to receive as soon as practicable after his Valuation Date and anniversaries thereof (but in no event later than February 1 following such Valuation Date or anniversary thereof, as applicable) during each of the 15 Years following his termination of employment an amount equal to 1/15th of the amount of his Final Income Benefit Balance; provided, however, that any amount otherwise receivable by an Employee in any Year shall (i) be reduced on a present value basis by the Adjustment Rate then in effect for each Year that the commencement of distributions hereunder precedes the Year in which such Employee would attain age 65 or (ii) be increased on an annually compounded basis by the Adjustment Rate then in effect for each Year that the commencement of distributions hereunder succeeds the Year in which such Employee attains age
65. In the event of the death of such employee before receiving fifteen such distributions, the remaining distributions shall be made to his beneficiary or beneficiaries designated pursuant to Section 8.2 or, in the absence of such designation, to his estate.

          (b) Subject to the provisions of Section 7 and Section 5.6(c) and in addition to any amounts otherwise distributable pursuant to Section 5.6(a), the beneficiary or beneficiaries of a deceased Employee designated by such Employee pursuant to Section 8.2 or, in the absence of such designation, his estate shall be entitled to receive as soon as practicable after his Valuation Date and anniversaries thereof (but in no event later than the February 1 following such Valuation Date or anniversary thereof, as applicable) during each of the fifteen Years following the death of such Employee prior to the termination of his employment, an amount equal to 1/15th of the amount of such Employee's Final Income Benefit Balance; provided, however, that any amount distributable to such beneficiary or beneficiaries or estate in any Year shall (i) with respect to the pro rata portion of the Final Income Benefit Balance attributable to awards made in years in which the Employee was a Special Employee, be reduced on a present value basis by the Adjustment Rate then in effect for each Year that the commencement of distributions hereunder precedes the Year in which such Employee would have attained age 65 or (ii) be increased on an annually compounded basis by the Adjustment Rate then in effect for each Year that the commencement of distributions hereunder succeeds the Year in which such Employee attained age 65.

          (c)(i) In addition to the Committee's right to limit or reject deferral elections in accordance with Section 5.2(b), the Committee shall have the right to terminate or limit the right of Employees to elect that an additional compensation award for any Year shall be in the form of a Deferred Income Benefit Award if the Committee in its sole discretion shall determine at any time that such deferral has become inadvisable because of changes in the Federal tax laws or any other circumstances which, in the

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judgment of the Committee, jeopardize the ability of the Company to adequately finance the Deferred Income Benefit Awards. In such event, all affected amounts (including any such amounts theretofore accrued in any Employee's Deferred Income Benefit Award account) shall be deposited into an existing or new Deferred Cash Award account for such Employee and shall be deemed for purposes of Section 5.3(b) to have been so deposited from the dates of the deposit of such amounts in such Employee's Deferred Income Benefit Award account. All such amounts shall be paid in accordance with Section 7.

          (ii) With respect to Deferred Income Benefit Awards, and except as otherwise determined by the Committee in its sole discretion:

          (A) If the employment of an Employee who has received one or more such awards is terminated for any reason (other than death, or retirement under a retirement plan of a Participating Company) prior to completion of 10 years of service then, effective as of the date of such termination all amounts attributable to such awards accrued in such Employee's Deferred Income Benefit Award account shall be deposited into a new or existing Deferred Cash Award account for such Employee, shall be deemed for purposes of Section 5.3(b) to have been so deposited from the date of deposit of such amounts in such Employee's Deferred Income Benefit Award account, and shall be distributed in a single sum as soon as practicable after his Valuation Date (but in no event later than the February 1 following such Valuation Date).

          (B) Subject to subparagraph (C) below, if an Employee terminates employment for any reason other than death after completion of 10 years of service, payment of such Employee's Deferred Income Benefit Award account shall be distributed in accordance with Section 5.6(a) and (b) except that the commencement of such payments shall occur as soon as practicable after the close of the Year following the Year in which the Employee reaches age 65, or the Employee reaches age 50 and the sum of the Employee's age and years of service equals 70, whichever is earlier (but in no event later than the February 1 first occurring after the close of such Year).

          (C) Notwithstanding subparagraph (B) above, if an Employee terminates employment for any reason other than retirement at or after age 65 under a retirement plan of a Participating Company, and if any amount of such Employee's Deferred Income Benefit Award account is attributable to a Deferred Income Benefit Award credited to such Employee's account in respect of the year immediately preceding the year of such date of termination, such amount, plus interest equivalents that would have been credited to such amount under Section 5.3(b) if such amount had been a Deferred Cash Award, shall be distributed in a single sum to such Employee as soon as practicable after his Valuation Date (but in no event later than the February 1 following such Valuation Date).

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                                   SECTION 6.

                            Accounts of Participants

          6.1. Accounts of Participants Receiving Deferred Cash Award. Whenever a Deferred Cash Award is first granted to an Employee, there shall be established for such Employee a notional account to which there shall be credited the amount of all Deferred Cash Awards and the amounts of all interest equivalents granted or credited to such Employee.

          6.2. Accounts of Participants Receiving Deferred Investment Account Awards. Whenever a Deferred Investment Account Award is first granted to an Employee, there shall be established for such Employee a notional account to which there shall be credited all Deferred Investment Account Awards.

          6.3. Accounts of Participants Receiving Deferred Awards of JPM Share Credits. Whenever a Deferred Award of JPM Share Credits is first granted to an Employee, there shall be established for such Employee a notional account to which there shall be credited all Deferred Awards of JPM Share Credits and all dividend equivalents granted or credited to such Employee.


          6.4. Accounts of Participants Receiving Deferred Income Benefit Awards. Whenever a Deferred Income Benefit Award is first granted to an Employee, there shall be established for such Employee a notional account to which there shall be credited in each Year the amount set forth in the schedule of Deferred Income Benefit Award benefits determined by the Committee and in effect for such Year corresponding to the dollar amount, if any, of such Employee's Deferred Income Benefit Award for such Year.

          6.5. Transfers Between Accounts. In accordance with rules prescribed by the Committee in its discretion, an Employee shall be permitted to transfer all or part of one of his Deferred Award accounts to another Deferred Award account, all such transfers to be effected as of any such date or dates as determined by the Committee in its sole discretion.

                                   SECTION 7.

                        Payment or Delivery of Deferred
                    Awards to Employees or Former Employees

          7.1. Method and Times of Distribution of Deferred Awards. Unless the


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Committee in its sole discretion determines otherwise: (a) All Deferred Awards shall be distributed after termination of an Employee's employment for any reason. Distribution of all Deferred Awards (other than Deferred Income Benefit Awards which shall be distributed in accordance with Section 5.6) shall be made in a single distribution unless the Employee elects pursuant to Section 7.1(b) to have distribution made in installments. The determination of the amount distributable with respect to Deferred Investment Account Awards shall be made by multiplying the appropriate number of Investment Account Award Credits by the value of the unit used to represent the value of the applicable investment vehicle the return on which such award shall reflect (as determined pursuant to Section 5.4(b)), at the close of trading on the Employee's Valuation Date.
The amount distributable with respect to Deferred Awards of JPM Share Credits (and Share Credits representing dividend equivalents) shall be equal to the appropriate number of Share Credits on the Employee's Valuation Date plus any fractional shares payable in cash.

          (b)    At the time an Employee elects to defer an award pursuant to
Section 5.2 or at such other time as the Committee shall permit in its discretion, an Employee may elect to receive distribution of a Deferred Award in not more than 15 installments to be distributed as soon as practicable after the Valuation Date and anniversaries thereof (but in no event later than the February 1 following such Valuation Date and anniversary thereof, as applicable). Each such election shall be filed with the Committee in a manner to be determined by the Committee for such purpose. If any Employee who has been granted a Deferred Award does not have such an election on file with the Committee, such Deferred Award shall be distributed as soon as practicable after his Valuation Date (but in no event later than the February 1 following such Valuation Date).

          (c) Any distribution of a Deferred Award shall be in the form of such property as the Committee may in its discretion determine, which may include, but not be limited to, cash or shares of common or preferred stock of the Company. Any reference in the Plan to the amount of any such award shall be read as defining the quantum of the distribution and as a reference to the value of the property distributed, as determined by the Committee. The entitlement of Employees to receive a distribution under the Plan shall be to such property as the Committee may in its discretion determine on or before the date on which such distribution is made.

          7.2. Termination of Employment for Any Reason Other Than Death. Unless the Committee in its sole discretion determines otherwise: (a) Upon termination of employment for any reason other than death of an Employee who has received one or more Deferred Awards, the amount of such Employee's Final Balance shall be distributed to him as provided in Section 5 or in accordance with the method of distribution elected pursuant to Section 7.1(b).

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          (b) Any former Employee entitled to receive distribution with respect to a Deferred Award of JPM Share Credits in a single distribution or in installments pursuant to Section 7.2(a) shall also receive at the time of such distribution, or each such installment, as the case may be, an amount equal to all dividend equivalents which have been credited to the account of such former Employee pursuant to Section 5.5(c) after his Valuation Date and not previously paid to him.

          (c) Upon termination of employment for any reason other than death of an Employee who has received one or more Deferred Income Benefit Awards, the amount of such Employee's Final Income Benefit Balance shall be distributed to him as provided in Section 5.6(a).

          (d) Upon termination of employment of an Employee for any reason (other than death, or retirement under a retirement plan of a Participating Company) prior to his completion of 10 years of service, all amounts due to such Employee with respect to any Deferred Awards (other than Deferred Income Benefit Awards) shall be distributed as soon as practicable after such Employee's Valuation Date (but in no event later than the February 1 following such Valuation Date).

          (e) For purposes of the Plan (i) a transfer of an Employee from a Participating Company to an affiliated company (ii) a leave of absence, duly authorized in writing by the Participating Company, for military service or sickness, or for any other purpose approved by the Participating Company if the period of such leave does not exceed 90 days, and (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Participating Company, provided the Employee's right to reemployment is guaranteed either by a statute or by contract, shall not be deemed a termination of employment.

          7.3. Distribution of Deferred Awards Upon Death of an Employee or Former Employee. Upon the death of an Employee or former Employee who has received one or more Deferred Awards, the undistributed balance of any Deferred Awards shall be distributed to the estate of such Employee or former Employee (or if any such deceased Employee or former Employee shall have designated a beneficiary or beneficiaries pursuant to Section 8.2, to such beneficiary or beneficiaries) as soon as practicable after the close of the Year in which occurs the death of such Employee or former Employee or as provided in Section 5.6(a) in the case of Deferred Income Benefit Awards (but in no event later than the February 1 first occurring after the close of such Year). Notwithstanding the foregoing, in lieu of the single distribution provided for above in respect of Deferred Awards (other than Deferred Income Benefit Awards) upon the death of an Employee, distributions may, as determined by the Committee in its sole discretion, be made in the amount and at such times as would have been applicable had the Employee terminated employment for a reason other than death.


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          7.4 Acceleration of Deferred Awards. (a) At any time before or after termination of employment of any Employee who shall have elected to receive one or more Deferred Awards, the Committee may at any time accelerate and distribute in a lump sum all or any part of the undistributed balance of such Deferred Award or Deferred Awards (including any amount credited with respect to any such Deferred Award) in the event of a financial emergency which is beyond the control of the Employee or beneficiary and only if disallowance of the accelerated distribution or delivery would result in severe financial hardship to the Employee or beneficiary. Such accelerated distribution shall be limited to the amount necessary to satisfy the financial emergency. Solely for the purposes of this Section 7.4(a), an Employee's Final Income Benefit Balance in the case of a distribution made in order to assist an Employee in meeting such an emergency, shall be determined by crediting any Deferred Income Benefit Awards with the Annual Interest Rate as if such Deferred Income Benefit Awards had been Deferred Cash Awards.

          (b) In special circumstances which do not qualify for a hardship accelerated distribution under (a) above, the Committee may, in its sole discretion, accelerate the distribution of all or some Deferred Awards if because of tax, financial, accounting or other meritorious reasons it is determined by the Committee that such acceleration is appropriate.

          (c)(i) In the event of a Change in Control, the distribution of all Deferred Awards shall (unless the Committee determines otherwise) be made as soon as practicable.

          (ii) Any determination by the Committee pursuant to this Section 7.4(c) may be made as to all Deferred Awards or only as to certain Deferred Awards specified by the Committee, may include different distribution schedules as to certain Deferred Awards, and all such determinations shall be made in cases covered by Sections 7.4(c)(iii)(A) and 7.4(c)(iii)(B) prior to or as soon as practicable after the occurrence of such event and in cases covered by Sections 7.4(c)(iii)(C) and 7.4(c)(iii)(D) prior to the occurrence of such event.

          (iii) For purposes of this Section 7.4(c), a Change of Control shall have occurred if

          (A) any "person" or "group of persons" as such terms are used in
     Section 13(d) and 14(d) of the Exchange Act directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition) of voting securities representing 25% or more of the combined voting power of all outstanding voting securities of the Company;

          (B) during any period of two consecutive years, the individuals who at the


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
     beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority of the members thereof, unless
     (1) there are seven or more directors then still in office who were directors at the beginning of the period and (2) the election, or the nomination for election by the Company's stockholders, of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period;

          (C) the stockholders of the Company shall approve an agreement to merge or consolidate the Company with or into another corporation as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are or are to be owned by the former stockholders of the Company (excluding from former stockholders, a stockholder who is or, as a result of the transaction in question, becomes an "affiliate," as defined in Rule 12b-2 under the Exchange Act, of any party to such consolidation or merger); or

          (D) the stockholders of the Company shall approve the sale of all or substantially all of the Company's business and/or assets to a person or entity which is not a wholly-owned subsidiary of the Company.

          7.5. Reemployment of Former Employee. Upon the reemployment by a Participating Company of any former Employee who has commenced receiving distributions of one or more Deferred Awards, all distributions of such awards shall be suspended until the Valuation Date next following the date such Employee again terminates employment (but in no event later than the February 1 following such Valuation Date). During the period of suspension such Deferred Awards shall be adjusted pursuant to Section 5.3(b), 5.4(b), 5.5(c), as the case may be. In the case of Deferred Income Benefit Awards, the Committee shall take such steps as it shall deem appropriate if a former Employee who is receiving distributions under Section 5.6 is reemployed by a Participating Company.

                                   SECTION 8.

                               General Provisions

          8.1. Value of JPM Stock. The value of shares of Common Stock of the Company for purposes of determining the Award Value to be represented by Deferred Awards of JPM Share Credits for any Year shall be the average of the market prices per share of the Common Stock of the Company on the last trading day of each calendar month during the 12 months ending on the November 30 preceding the date such determination is made. The market price on any day shall be the average of the highest and lowest price of Common Stock of the Company as reported on the composite tape for such day, unless the Committee determines that another procedure for determining market price would be more appropriate.

          8.2. Designation of Beneficiary. Subject to such rules and regulations as the Committee may prescribe, including the right of the Committee to limit the types of designations which are acceptable for purposes of the Plan, each Employee who shall be granted a Deferred Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiaries with the Committee on forms to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Employee.

          8.3. No Right of Continued Employment. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of any Participating Company or of the Board of Directors or of the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of a Participating Company and each Participating Company expressly reserves the right to discharge an Employee whenever the interest of any such company in its sole discretion may so require without liability to such Participating Company, the Board of Directors or the Committee except as to any rights which may be expressly conferred upon such Employee under the Plan.

          8.4. Discretion of the Company, Board of Directors and Committee. Any decision made or action taken by the Company or by the Board of Directors or by the Committee (or such persons acting under a delegation by the Committee pursuant to Section 3.1(b)) arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall lie within the absolute discretion of the Company, the Board of Directors or the Committee (or such persons acting under a delegation by the Committee pursuant to Section 3.1(b)), as the case may be, and shall be conclusive and binding upon all persons.

          8.5. Absence of Liability. No member of the Board of Directors or of the Committee or officer of any Participating Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving his bad faith, for any done or omitted to be done by himself.

          8.6. No Segregation of Cash or Shares. (a) The Company shall not be required to segregate any cash or any shares of Common Stock which may at any time be represented by awards or interest or dividend equivalents credited to an Employee and the Plan shall constitute an "unfunded" plan of the Company. No interest at any time shall be allowable or payable with respect to any Deferred Awards except as expressly provided herein.

          (b) No participating Employee shall have voting or other rights with respect to shares of Common Stock of the Company represented by Deferred Awards of JPM Share Credits or dividend equivalents standing to the credit of such participant.

          (c) The Company shall not, by any provisions of this Plan, be deemed to be a trustee of any property, and the liabilities of the Company to any Employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Employee, former Employee or beneficiary shall be limited to those of an unsecured creditor of the Company. In its sole discretion, the Board of Directors may authorize the creation of trusts or other arrangements to meet the obligations of the Participating Companies under the Plan, provided, however, that existence of such trusts or arrangements is consistent with the unfunded status of the Plan.

          8.7. Elections. Elections hereunder shall be made by a participating Employee in such manner prescribed by the Committee for such purpose within the time limits set forth hereunder with respect to each such election or, if no time limit is set forth, as may be established by the Committee.

          8.8. Inalienability of Benefits and Interests. (a) Except as provided in Section 8.2 and paragraph (b) of this Section 8.8, no benefit distributable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Employee, former Employee or beneficiary. If an Employee, former Employee or beneficiary shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit receivable under or interest in the Plan in contravention of the foregoing sentence, the Committee will disregard the attempted transfer, assignment, or other alienation, and will distribute the deferred amounts in accordance with the method or methods elected by the Employee at the time the Employee elected to defer the award or awards giving rise to the benefit or interest in question or in accordance with the terms of Section 7.4.

     (b) The provisions of paragraph (a) of this Section 8.8 shall not apply to an assignment of a distribution due under Section 5.6(a) by a deceased Employee's legal representative or beneficiary if such assignment is made for the purposes of settling the affairs of such deceased Employee.

     8.9 New York Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New York.

     8.10 Distribution of Awards; Withholding Taxes. (a) Distribution of Immediate Awards and Deferred Award account balances shall be by or for the account of the Participating Companies and the Company and the Participating Companies may make such arrangements as they may deem appropriate with respect thereto.

     (b) Delivery of the shares of Common Stock of the Company represented by a Deferred Award of JPM Share Credits (and any dividend equivalents with respect thereto) may be withheld until the recipient shall have paid over any amount required to be withheld for withholding taxes in respect of such delivery or shall have made satisfactory provision for such payment.

                                   SECTION 9.

                  Amendment, Suspension or Termination of Plan

     (a) The Board of Directors may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate any or all of the provisions of the Plan except that without the consent of the Employee no amendment, suspension or termination of the Plan shall adversely affect the rights of any Employee with respect to awards previously made to such Employee.

     (b) The Plan may also be amended by the Committee provided that such amendment does not materially change the underlying policy reflected by, or the level of benefits provided by, the Plan.